UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2011
PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-32681	72-1440714

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 232-7028

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On May 4, 2011, PetroQuest Energy, Inc. (the “Company”) announced net income available to common stockholders for the quarter ended March 31, 2011 of $1,897,000, or $0.03 per share, compared to first quarter 2010 net income available to common stockholders of $29,717,000, or $0.46 per share. During the first quarter of 2011, the Company recorded a non-cash ceiling test write-down of approximately $5,934,000 as a result of the impact of lower natural gas prices on its net discounted cash flows from its proved reserves.
Discretionary cash flow for the first quarter of 2011 was $25,111,000, as compared to $40,764,000 for the comparable 2010 period. Net cash flow provided by operating activities totaled $18,259,000 and $52,708,000 during the first quarters of 2011 and 2010, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to discretionary cash flow.
Oil and gas sales during the first quarter of 2011 were $41,546,000, as compared to $47,545,000 in the first quarter of 2010. Production for the first quarter of 2011 was 7,369,394 Mcfe, as compared to 7,727,709 Mcfe in the first quarter of 2010. Oil production for the first quarter of 2011 increased 21% from the 2010 period. Approximately 59% of the Company’s first quarter 2011 production was from long-lived areas, which is the highest percentage in the Company’s history. Stated on an Mcfe basis, unit prices received during the first quarter of 2011 were 8% lower than the comparable 2010 period.
Lease operating expenses (“LOE”) for the first quarter of 2011 decreased to $9,503,000, as compared to $9,695,000 in the first quarter of 2010. LOE per Mcfe was $1.29 in the first quarter of 2011, as compared to $1.25 in the first quarter of 2010. The increase in per unit lease operating expenses is primarily due to lower produced volumes.
Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the first quarter of 2011 was $1.87 per Mcfe as compared to $1.91 per Mcfe in the first quarter of 2010. The decline in DD&A is primarily the result of the impact of the Woodford joint venture and continued economic reserve additions during the last year.
General and administrative expenses during the first quarter of 2011 totaled $4,398,000, as compared to expenses of $4,509,000 during the 2010 period. The decrease in general and administrative expenses is primarily due to lower non cash stock compensation.
Interest expense for the first quarter of 2011 increased to $2,694,000, as compared to $1,810,000 in the first quarter of 2010. The increase in interest expense is primarily due to the sale of unevaluated acreage in May 2010 associated with the Woodford joint venture, which lowered the amount of interest capitalized to oil and gas properties.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three-month periods ended March 31, 2011 and 2010:

	Three Months Ended
	March 31,
	2011	2010
Production:
Oil (Bbls)	175,264	144,641
Gas (Mcf)	5,777,340	6,245,248
Ngl (Mcfe)	540,470	614,615
Total Production (Mcfe)	7,369,394	7,727,709
Total Daily Production (Mmcfe)	81.9	85.9

Sales:
Total oil sales	$17,172,700	$11,377,113
Total gas sales	19,125,695	30,772,115
Total ngl sales	5,247,610	5,395,516

Total oil and gas sales	$41,546,005	$47,544,744

Average sales prices:
Oil (per Bbl)	$97.98	$78.66
Gas (per Mcf)	3.31	4.93
Ngl (per Mcfe)	9.71	8.78
Per Mcfe	5.64	6.15
The above sales and average sales prices include increases (reductions) to revenue related to the settlement of gas hedges of $200,000 and $1,531,000 and oil hedges of ($100,000) and zero for the three months ended March 31, 2011 and 2010, respectively.
Operations Update
The Company is in the completion phase on five operated Woodford horizontal wells, which are expected to be brought online within the next month. In addition, the Company has reached total depth on one additional operated Woodford horizontal well that is scheduled to be completed during the second quarter. The Company continues to operate three rigs in the Woodford.
In East Texas, the Company’s second Classic operated horizontal Cotton Valley well (NRI-20%) was recently completed and achieved an initial 24 hour gross daily production rate of approximately 3,800 Mcf of gas and 250 barrels of liquids. This initial rate was curtailed on a 28/64th inch choke to prevent this well from shutting-in existing production in the area. Once additional gathering facilities are in place during the third quarter, the Company expects line pressures to be reduced and field production will be restored. The Company recently spud its third Classic operated horizontal Cotton Valley well (WI-29%) and the Company’s first Chevron operated horizontal Cotton Valley well (WI-50%) has reached total depth. Additionally, the Company’s first operated horizontal Cotton Valley well (WI-50%) is nearing total depth and the Company expects completion activities on these wells will commence during the summer.
In South Texas, the Company’s first operated Eagle Ford Shale well (WI-50%) located in Dimmit County has reached total depth and casing has been set. The Company expects to commence completion activities on the well during the second quarter. In addition, the Company’s second operated Eagle Ford Shale well (WI-50%) located in La Salle County is expected to spud this week.
In the Niobrara, the Company’s third well, the Hester (WI-25%), is nearing total depth and completion operations are expected to commence in the second quarter. In addition, the Company recently spud its fourth well, the Davis (WI-25%), and expects to reach total depth in approximately four weeks. Additionally, the Company’s first SM Energy Company operated well (WI-12.5%) has reached total depth and is expected to be completed in the second quarter.

In the Gulf Coast Basin, the Company is currently drilling at 13,150 feet at its La Cantera prospect (WI-23%) and is expecting to reach total depth during the third quarter. In addition, the Company’s first well in its multi-well Ship Shoal 72 sidetrack drilling program targeting oil reservoirs is expected to spud in June.
In conjunction with the first phase of the Ship Shoal 72 sidetrack drilling program, the Company will have to temporarily shut-in three producing Ship Shoal 72 wells. As a result, the Company estimates that its second quarter production volumes will be reduced by approximately 700-1,000 Mcfe per day, of which 90% is expected to be oil. Additionally, the Company has experienced downtime during April at three offshore fields due to maintenance of topside facilities or downstream repairs, but production at all fields has been restored at this time.
The following initiates guidance for the second quarter of 2011:

Guidance for
Description	2nd Quarter 2011
Production volumes (MMcfe/d)	78 - 82

Percent Gas	80%
Percent Oil	12%
Percent NGL	8%

Expenses:
Lease operating expenses (per Mcfe)	$1.20 - $1.30
Production taxes (per Mcfe)	$0.20 - $0.25
Depreciation, depletion and amortization (per Mcfe)	$1.90 - $2.00
General and administrative (in millions)	$4.5 - $5.0
Interest expense (in millions)	$2.5 - $2.7
The following updates guidance for the full year of 2011:

Guidance for
Description	Full Year 2011
Production volumes (MMcfe/d)	80 - 88

Percent Gas	78%
Percent Oil	15%
Percent NGL	7%

Expenses:
Lease operating expenses (per Mcfe)	$1.20 - $1.30
Production taxes (per Mcfe)	$0.20 - $0.25
Depreciation, depletion and amortization (per Mcfe)	$1.90 - $2.00
General and administrative (in millions)	$20 - $21
Interest expense (in millions)	$10 - $11

2011 Capital Expenditures (in millions)	$115 - $125

Management Statement
“We are excited about the plan for the remainder of 2011 and the ensuing years to come as we expect to sustain an activity level that should deliver double digit reserve growth while keeping our budget within cash flow,” said Charles T. Goodson, Chairman, Chief Executive Officer and President. “This plan utilizes our multi-basin joint venture and focuses on the liquids rich portion of our existing inventory.”
About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, Wyoming, Texas, South Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices and significantly depressed natural gas prices since the middle of 2008, the uncertain economic conditions in the United States and globally, the declines in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, changes in laws and regulations as they relate to our operations, including our fracing operations in shale plays or our operations in the Gulf of Mexico, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.
Click here for more information: “http://www.petroquest.com/news.html?=BizID=1690&1=1”

PETROQUEST ENERGY, INC.
Consolidated Balance Sheets
(Amounts in Thousands)
(unaudited)

	March 31,	December 31,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$55,022	$63,237
Revenue receivable	13,346	13,386
Joint interest billing receivable	21,486	12,193
Other receivable	13,851	13,795
Prepaid drilling costs	2,451	789
Drilling pipe inventory	7,386	11,711
Other current assets	4,195	1,827

Total current assets	117,737	116,938

Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	1,453,952	1,433,642
Unevaluated oil and gas properties	59,426	54,851
Accumulated depreciation, depletion and amortization	(1,195,295)	(1,175,553)

Oil and gas properties, net	318,083	312,940
Gas gathering assets	4,177	4,177
Accumulated depreciation and amortization of gas gathering assets	(1,571)	(1,496)

Total property and equipment	320,689	315,621

Other assets, net of accumulated depreciation and amortization of $6,824 and $6,435, respectively	6,143	6,958

Total assets	$444,569	$439,517

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$33,312	$26,097
Advances from co-owners	12,077	7,963
Oil and gas revenue payable	4,529	7,220
Accrued interest and preferred stock dividend	2,446	6,575
Hedge liability	1,817	1,089
Asset retirement obligation	674	1,517
Other accrued liabilities	5,096	7,380

Total current liabilities	59,951	57,841
10% Senior Notes	150,000	150,000
Asset retirement obligation	24,257	23,075
Other liabilities	474	439
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1	1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 61,834 and 61,565 shares, respectively	62	62
Paid-in capital	267,463	266,907
Accumulated other comprehensive loss	(1,817)	(1,089)
Accumulated deficit	(55,822)	(57,719)

Total stockholders’ equity	209,887	208,162

Total liabilities and stockholders’ equity	$444,569	$439,517

PETROQUEST ENERGY, INC.
Consolidated Statements of Operations
(unaudited)
(Amounts in Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2011	2010
Revenues:
Oil and gas sales	$41,546	$47,545
Gas gathering revenue	64	69

	41,610	47,614

Expenses:
Lease operating expenses	9,503	9,695
Production taxes	1,162	1,348
Depreciation, depletion and amortization	14,062	14,984
Ceiling test writedown	5,934	—
Gas gathering costs	7	11
General and administrative	4,398	4,509
Accretion of asset retirement obligation	752	468
Interest expense	2,694	1,810

	38,512	32,825

Gain on legal settlement	—	12,400
Other income (expense)	80	(83)

Income from operations	3,178	27,106

Income tax expense (benefit)	1	(3,891)

Net income	3,177	30,997

Preferred stock dividend	1,280	1,280

Net income available to common stockholders	$1,897	$29,717

Earnings per common share:
Basic
Net income per share	$0.03	$0.47

Diluted
Net income per share	$0.03	$0.46

Weighted average number of common shares:
Basic	61,668	61,243

Diluted	63,018	67,382

PETROQUEST ENERGY, INC.
Consolidated Statements of Cash Flows
(unaudited)
(Amounts in Thousands)

	Three Months Ended
	March 31,
	2011	2010
Cash flows from operating activities:
Net income	$3,177	$30,997
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense (benefit)	1	(3,891)
Depreciation, depletion and amortization	14,062	14,984
Ceiling test writedown	5,934	—
Non-cash gain on legal settlement	—	(4,164)
Accretion of asset retirement obligation	752	468
Share based compensation expense	1,032	1,982
Amortization costs and other	153	388
Payments to settle asset retirement obligations	(513)	(517)
Changes in working capital accounts:
Revenue receivable	40	583
Joint interest billing receivable	(9,293)	(481)
Accounts payable and accrued liabilities	(1,430)	8,624
Advances from co-owners	4,114	3,105
Other	230	630

Net cash provided by operating activities	18,259	52,708

Cash flows used in investing activities:
Investment in oil and gas properties	(24,701)	(25,587)

Net cash used in investing activities	(24,701)	(25,587)

Cash flows used in financing activities:
Net payments for share based compensation	(476)	(221)
Deferred financing costs	(13)	(2)
Payment of preferred stock dividend	(1,284)	(1,284)
Repayment of bank borrowings	—	(19,000)

Net cash used in financing activities	(1,773)	(20,507)

Net increase (decrease) in cash and cash equivalents	(8,215)	6,614
Cash and cash equivalents, beginning of period	63,237	20,772

Cash and cash equivalents, end of period	$55,022	$27,386

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$8,003	$171

Income taxes	$1	$—

PETROQUEST ENERGY, INC.
Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended
	March 31,
	2011	2010
Net income	$3,177	$30,997
Reconciling items:
Deferred tax expense (benefit)	1	(3,891)
Non-cash gain on legal settlement	—	(4,164)
Depreciation, depletion and amortization	14,062	14,984
Ceiling test writedown	5,934	—
Accretion of asset retirement obligation	752	468
Share based compensation expense	1,032	1,982
Amortization costs and other	153	388

Discretionary cash flow	25,111	40,764

Changes in working capital accounts	(6,339)	12,461
Settlement of asset retirement obligations	(513)	(517)

Net cash flow provided by operating activities	$18,259	$52,708

Note:	Management believes that discretionary cash flow is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Discretionary cash flow is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since discretionary cash flow is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.
Date: May 4, 2011	By:	/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer